Exhibit 10.6
AMENDMENT NO. 1
TO
GLOBAL CONSUMER ACQUISITION CORP.
WARRANT SUBSCRIPTION AGREEMENT
THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (the “Amendment”) is made this 1st day of August, 2007, by and between Global Consumer Acquisition Corp., a Delaware corporation (“Company”) and Hayground Cove Asset Management, LLC, a Delaware limited liability company (“Purchaser”).
     WHEREAS, Company and Purchaser entered into a Subscription Agreement, dated July 19, 2007 (hereinafter as the “Subscription Agreement”); and
     WHEREAS, Company and Purchaser desire to amend the Subscription Agreement as hereinafter provided.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Company and Purchaser agree as follows:
     1. Definitions. Capitalized terms used in this Amendment and not otherwise defined have the meaning ascribed to them in the Subscription Agreement.
     2. No Other Amendments. Each of Company and Purchaser represent and warrant to the other that, as of the date hereof, there are no amendments, modifications, written instruments or other oral or written amendments which amend or modify the provisions of the Subscription Agreement in any manner.
     3. Amendments and Modifications.
          (a) Paragraph 1 of the Subscription Agreement is hereby deleted and the following is substituted in lieu thereof:
1. Commitment To Purchase Warrants. Subject to and immediately prior to the consummation of the Company’s initial public offering (the “IPO”), Purchaser hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to Purchaser, five million (5,000,000) Warrants (the “Warrants”) at a purchase price of $1.00 per Warrant for an aggregate purchase price of $5,000,000. Each Warrant shall entitle the holder thereof to purchase one share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) at an exercise price of $7.50 and in accordance with other terms to be reasonably agreed upon by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and set forth in a warrant agreement between such parties prior to the consummation of the IPO (the “Warrant

Agreement”). The closing of the purchase and sale of the Warrants hereunder, including payment for and delivery of the Warrants, shall occur at the offices of the Company immediately prior to, and subject to consummation of, the IPO.
          (b) Paragraph 7 of the Subscription Agreement is hereby amended to include the following:
(j) The Company has informed Purchaser that the net proceeds from the IPO will be held in a trust account (the “Trust Account”) for the benefit of the holders of securities sold in the IPO. The Purchaser hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.
     4. Miscellaneous.
          (a) All future references to the Subscription Agreement shall mean and refer to the Subscription Agreement, as hereby modified and amended. In the event of any conflict between the terms of the Subscription Agreement and the terms of this Amendment, the terms of this Amendment shall govern.
          (b) This Amendment may be executed by facsimile signatures and such facsimile signatures shall be deemed to be original signatures.
          (c) This Amendment may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.
          (d) This Amendment shall not be binding upon or enforceable against Company or Purchaser unless and until each of Company and Purchaser shall have executed the same and delivered to an executed counterpart of this Amendment to the other party.
          (e) This Amendment may not be modified, amended or terminated, nor any of its provisions waived, except by an amendment in writing signed by the party against whom enforcement of any modification, amendment or waiver is sought.
          (f) This Amendment shall be construed, governed and enforced in accordance with the laws of the State of New York.
          (g) The covenants, amendments, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

GLOBAL CONSUMER ACQUISITION CORP.

By:

Name:
Title:

PURCHASER:

HAYGROUND COVE ASSET MANAGEMENT, LLC

By:

Name:
Title: